EXHIBIT (99)c



                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                             ____________________

                                   FORM 11-K

                             ____________________


/X/  Annual report pursuant to Section 15(d) of the Securities Exchange Act of
 _   1934

     For the Fiscal Year Ended December 31, 1995

                                      OR

/_/ Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934

     For the transition period from ________ to ________

Commission file number 1-5152

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                                  PACIFICORP
                         K PLUS EMPLOYEE SAVINGS PLAN

     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                                  PACIFICORP
                              700 N.E. Multnomah
                                  Suite 1600
                            Portland, Oregon  97232

                               Table of Contents


                                                                          PAGE

INDEPENDENT AUDITORS' REPORT                                               1

FINANCIAL STATEMENTS FOR THE YEARS
  ENDED DECEMBER 31, 1995 AND 1994:

     Statements of Net Assets Available for Benefits                       2

     Statements of Changes in Net Assets Available for Benefits            3

     Notes to Financial Statements                                        4-9

SUPPLEMENTAL SCHEDULES FOR THE YEAR ENDED
  DECEMBER 31, 1995:

     Item 27a - Schedule of Assets Held for Investment Purposes          10-11

     Item 27d - Schedule of Reportable Transactions - Single               12

     Item 27d - Schedule of Reportable Transactions - Series               13

INDEPENDENT AUDITORS' REPORT


PacifiCorp K Plus Employee Savings Plan:

We have audited the accompanying financial statements of the PacifiCorp K Plus Employee Savings Plan as of December 31, 1995 and 1994 and for the years then ended, listed in the Table of Contents. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1995 and 1994, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules for the year ended December 31, 1995, listed in the Table of Contents, are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audit of the basic 1995 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the 1995 basic financial statements taken as a whole.





DELOITTE & TOUCHE LLP

Portland, Oregon
April 26, 1996

                                  PacifiCorp
                         K Plus Employee Savings Plan
                Statement of Net Assets Available for Benefits
                          December 31, 1995 and 1994


                                                    1995            1994

ASSETS:
  Investments (stated at fair value):
    Common Stock:
      PacifiCorp                               $ 69,099,009    $ 62,479,086
      Pacific Telecom, Inc.                               -       9,446,460
      Other                                               -      86,943,703
      Mutual Funds                              180,126,286               -
    United States government obligations                  -       9,697,843
    Corporate bonds                                       -      13,814,261
    Guaranteed investment contracts              62,590,976      77,944,936
    Temporary cash investments                   16,524,124       7,848,991
    Participant loans                            20,911,145       9,203,094
                                                ___________     ___________

         Total investments                      349,251,540     277,378,374
                                                ___________     ___________

  Receivables:
    Due from brokers                                506,425         126,361
    Dividends and interest                          544,522         371,985
    Participant contributions                       995,351         818,097
    Other                                            34,973               -
                                                ___________     ___________

         Total receivables                        2,081,271       1,316,443
                                                ___________     ___________

         Total assets                           351,332,811     278,694,817
                                                ___________     ___________

LIABILITIES:
  Due to brokers                                    753,420         951,956
  Due to fund managers                                    -          53,092
  Loans payable to participants                   1,147,904               -
                                                ___________     ___________

         Total liabilities                        1,901,324       1,005,048
                                                ___________     ___________

NET ASSETS AVAILABLE FOR BENEFITS              $349,431,487    $277,689,769
                                                ===========     ===========


See notes to financial statements.

                                  PacifiCorp
                         K Plus Employee Savings Plan
           Statement of Changes in Net Assets Available for Benefits
                          December 31, 1995 and 1994


                                                    1995            1994

INCREASES TO NET ASSETS ATTRIBUTED TO:
  Investment income:
    Dividends                                  $ 11,952,936    $  4,879,216
    Net appreciation (depreciation) in
      fair value of investments (Note 4)         39,163,119      (4,290,502)
    Interest and other income                     7,452,109       7,253,002
                                                ___________     ___________

      Total investment income (Note 3)           58,568,164       7,841,716

  Participant contributions (Note 3)             31,809,258      29,599,662

  Deposits from prior trustees                            -          73,440
  Transfers in and other receipts                   883,810         398,764
                                                ___________     ___________

      Total increases                            91,261,232      37,913,582
                                                ___________     ___________

DECREASES TO NET ASSETS ATTRIBUTED TO:
  Participant withdrawals (Note 3)               19,060,255      12,837,486
  Administrative expenses                           459,259         619,974
                                                ___________     ___________

      Total decreases                            19,519,514      13,457,460
                                                ___________     ___________

NET INCREASE                                     71,741,718      24,456,122

NET ASSETS AVAILABLE FOR BENEFITS
  BEGINNING OF YEAR                             277,689,769     253,233,647
                                                ___________     ___________

NET ASSETS AVAILABLE FOR BENEFITS
  END OF YEAR                                  $349,431,487    $277,689,769
                                                ===========     ===========


See notes to financial statements.

                                  PacifiCorp
                         K Plus Employee Savings Plan
                         Notes to Financial Statements
                    Years Ended December 31, 1995 and 1994


1.   PLAN DESCRIPTION

     The following brief description of the PacifiCorp K Plus Employee Savings Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

     GENERAL - Effective January 1, 1988, PacifiCorp (the "Company") and most of its subsidiaries ("Employers") adopted the Plan. The Plan is a tax-qualified employee savings plan covering all eligible employees of the Employers. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

     ELIGIBILITY - Qualified employees of the Employers (excluding certain casual employees, and employees covered by a collective bargaining agreement that does not provide for participation in the Plan) become eligible to participate after completing one month of service as defined in the Plan.

     PARTICIPANT CONTRIBUTIONS - Eligible employees may elect to have a portion of their compensation contributed to the Plan ("Pre-Tax Contributions"). Different percentages can apply to separate Employers, but in no event will the percentage be more than 16% of compensation.

     Each Employer makes a matching contribution each year for each of its employees participating in Pre-Tax Contributions ("Matching Contribution"). The Matching Contribution is a percentage of the participant's Pre-Tax Contribution for the year, up to 6% of the participant's compensation for the year. The Matching Contribution is 50% or a percentage fixed in the Employer's adoption statement or by resolution of the Board of Directors of the Employer and announced to participants, or pursuant to a collective bargaining agreement. Other than for employees covered by certain collective bargaining agreements, the Matching Contribution is made to the PacifiCorp K Plus Employee Stock Ownership Plan.

     VESTING - Pre-Tax Contributions are fully vested at all times.

     PARTICIPANT ACCOUNTS - Each participant account is credited with Pre-Tax Contributions and an allocation of the Plan's earnings. Contributions are credited based on the participant's election and earnings are allocated based on participant account balances.

     DISTRIBUTIONS AND WITHDRAWALS - Benefits are payable at retirement or other termination in a lump sum or through installments. Pre-tax Contributions may be withdrawn due to financial hardship, subject to approval.

     TERMINATION - The Company may wholly or partially terminate the Plan or direct the discontinuance of contributions at any time.

     RECLASSIFICATIONS - Certain reclassifications have been made to prior year balances in order to conform with current year presentation. These reclassifications had no effect on previously reported net assets available for benefits.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     INVESTMENT VALUATION - The investments in PacifiCorp and Pacific Telecom, Inc. common stock are stated at fair value based on published market quotations at year end. The Pacific Telecom, Inc. Stock Fund was discontinued in 1995. [See Note 7.] The per share market values at December 31, 1995 and 1994 were:

                                                       1995           1994

     PacifiCorp common stock                         $21.125        $18.125
     Pacific Telecom, Inc. common stock                    -         30.000

     The Plan's investments are stated at fair value except for its guaranteed contracts which are stated at cost plus interest received in the fund. Investments in mutual funds are stated at fair value based on quoted market prices. Participant loans are valued at cost which approximates fair value.

     INVESTMENT TRANSACTIONS AND INVESTMENT INCOME - Investment transactions are accounted for on the date the investments are purchased or sold (trade date). Interest income is recorded as earned. Dividend income is recorded on the ex-dividend date. Changes in fair value of investments during the year are shown as net appreciation (depreciation) in fair value of investments.

     FEDERAL INCOME TAXES - The Plan is a tax-qualified retirement plan in accordance with Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and related provisions. The Plan includes elective contribution provisions designed to qualify under Code Section 401(k) and related provisions. The Company has received a determination letter in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Code. The Plan has been amended since receiving the determination letter. However, the plan administrator believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

     BENEFITS PAYABLE - As of December 31, 1995 and 1994, net assets available for benefits included benefits of $226,267 and $1,390,153, respectively, due to participants who have withdrawn from participation in the Plan.

     ADMINISTRATIVE EXPENSES - The Plan provides that each employer may pay administrative costs and expenses of the Plan; those costs not paid by each employer are paid from Plan assets.

     LOANS TO PARTICIPANTS - Amounts borrowed by participants are recorded as participant loans and increase the balance of the Participant Loans.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   INVESTMENT PROGRAMS AND FUND INFORMATION

     Plan assets are held by the Trustee in investment funds as follows:

     A. The Equity Fund, which consists primarily of equity investments and cash equivalents.

     B. The Balanced Fund, which consists primarily of equity investments and fixed income and debt instruments.

     C. The Bond Fund, which consists primarily of U.S. Treasury, U.S. Government Agency, and Corporate bonds.

     D. The Stable Asset Fund, which consists primarily of guaranteed investment contracts.

     E. The PacifiCorp Stock Fund, which consists primarily of common stock of PacifiCorp.

     F.   The Pacific Telecom Stock Fund, which was discontinued in 1995 (see
          Note 7) consisted primarily of common stock of Pacific Telecom, Inc.

     G. The Participant Loans, which consists of promissory notes resulting from loans to participants. Each participant's interest in this fund is accounted for separately.

     H.   The Money Market Fund, which consists solely of U.S. Treasury
          Securities.

     I. The Aggressive Equity Fund, which consists of equity instruments of smaller and medium sized companies.

     J. The International Equity Fund, which consists of equity instruments of non-U.S. companies.

     K. The Life Path Funds, which consist of various proportions of equity instruments and fixed income and debt instruments.

     Participant contributions, participant withdrawals/loan disbursements, and investment income by fund are as follows for the years ended December 31, 1995 and 1994:

                                                    1995           1994

     Participant contributions:
        Equity Fund                              $ 9,681,817    $ 9,735,493
        Balanced Fund                              5,314,634      4,855,355
        Bond Fund                                  1,097,784      1,169,213
        Stable Asset Fund                          5,244,091      5,637,205
        PacifiCorp Stock Fund                      6,530,308      7,168,676
        Pacific Telecom Stock Fund                   661,002      1,033,720
        Aggressive Equity Fund                       953,577              -
        International Equity Fund                    161,520              -
        Money Market Fund                            127,908              -
        Life Path 2000                                12,129              -
        Life Path 2010                                75,058              -
        Life Path 2020                                72,887              -
        Life Path 2030                                43,176              -
        Life Path 2040                                29,757              -
        Pending investment account                 1,803,610              -
                                                  __________     __________

           Total                                 $31,809,258    $29,599,662
                                                  ==========     ==========

                                                    1995           1994

     Participant withdrawals/loan disbursements:
        Equity Fund                             $  7,917,953    $ 2,711,717
        Balanced Fund                              4,661,321      1,835,819
        Bond Fund                                    942,736        546,910
        Stable Asset Fund                          9,920,393      7,997,274
        PacifiCorp Stock Fund                      5,350,586      3,273,700
        Pacific Telecom Stock Fund                 1,190,132        291,155
        Aggressive Equity Fund                       357,925              -
        International Equity Fund                     11,149              -
        Money Market Fund                             83,961              -
        Life Path 2000                                22,799              -
        Life Path 2010                                43,220
        Life Path 2020                                30,772              -
        Life Path 2030                                  (342)             -
        Life Path 2040                                 2,977              -
        Pending distribution account                (326,404)             -
        Participant Loans Fund                   (11,148,923)    (3,819,089)
                                                 ___________     __________

           Total                                $ 19,060,255    $12,837,486
                                                 ===========     ==========

     Investment income (loss):
        Equity Fund                              $24,430,637    $  (684,872)
        Balanced Fund                             10,527,359        706,076
        Bond Fund                                  1,449,465       (219,251)
        Stable Asset Fund                          5,231,226      5,396,482
        PacifiCorp Stock Fund                     13,808,880        907,942
        Pacific Telecom Stock Fund                   298,704      1,732,847
        Aggressive Equity Fund                     1,828,251              -
        International Equity Fund                     56,787              -
        Money Market Fund                             52,798              -
        Life Path 2000                                20,079              -
        Life Path 2010                                42,096              -
        Life Path 2020                                43,754              -
        Life Path 2030                                22,954              -
        Life Path 2040                                25,796              -
        Pending distribution account                   9,209              -
        Pending investment account                    19,193              -
        Participant Loans Fund                       700,976          2,492
                                                  __________     __________

           Total                                 $58,568,164    $ 7,841,716
                                                  ==========     ==========

     The pending accounts consist of cash held at year end awaiting investment or distribution.

4.   NET APPRECIATION (DEPRECIATION) IN FAIR VALUE OF INVESTMENTS

     For the years ended December 31, 1995 and 1994, the Plan's investments appreciated (depreciated) in fair value as follows:

                                                    1995           1994

     PacifiCorp common stock                     $ 9,966,263    $(2,377,612)
     Pacific Telecom, Inc. common stock              (19,774)     1,360,080
     Mutual funds and other                       29,216,630     (3,272,970)
                                                  __________     __________

           Total                                 $39,163,119    $(4,290,502)
                                                  ==========     ==========

5.   RELATED-PARTY TRANSACTIONS

     Purchases of employer-related stock during the years ended December 31, 1995 and 1994 were as follows:

                                                       PacifiCorp                    Pacific Telecom
                                                   _______________________        ________________________
                                                   Number                         Number
                                                    of Shares        Cost          of Shares      Cost

     Balance, December 31, 1993                  2,707,347     $51,883,642        241,263   $ 5,873,808
       Purchases                                   883,905      15,336,260         80,849     1,989,010
       Sales                                       (75,630)     (1,431,880)        (4,415)     (107,108)
       Distributed to participants                 (68,500)     (1,199,085)        (2,815)      (74,741)
                                                   _________      __________       ________    __________

     Balance, December 31, 1994                  3,447,122      64,588,937        314,882     7,680,969
         Purchases                                   267,420       5,133,246         14,050       422,483
         Sales                                      (413,036)     (7,863,152)      (328,790)   (8,099,731)
         Distributed to participants                 (30,547)       (552,113)          (142)       (3,721)
                                                   _________      __________       ________    __________

     Balance, December 31, 1995                  3,270,959     $61,306,918              -   $         -
                                                   =========      ==========       ========    ==========

6.   INVESTMENTS EXCEEDING 5% OF NET ASSETS AVAILABLE FOR BENEFITS

     Investments which exceeded 5% of net assets available for benefits as of December 31, 1995 and 1994 are as follows:

                                                    1995           1994

     PacifiCorp Common Stock                     $69,099,009    $62,479,086
     Wells Fargo Bank Equity Index Fund                    -     18,018,740
     Dodge & Cox Balanced Fund                    52,060,057              -
     Columbia Management Equity Fund              85,889,537              -
     Putnam New Opportunities Fund                21,712,741              -

7.   MERGER OF PACIFIC TELECOM, INC.

     On September 27, 1995, holders of a majority of the 5.3 million shares of outstanding common stock held by minority shareholders of Pacific Telecom, Inc. voted in favor of the merger of an indirectly wholly-owned subsidiary of the Company into Pacific Telecom, Inc. As a result of the merger, the common stock held by minority shareholders [other than shares as to which dissenters' rights were perfected] were converted into the right to receive $30 per share in cash and Pacific Telecom, Inc. became an indirectly wholly-owned subsidiary of the Company.

8.   CONCENTRATION OF RISK

     The Plan's assets consist primarily of financial instruments including temporary cash investments, investment contracts, PacifiCorp common stock, mutual funds, and participant loans. The financial instruments may subject the Plan to concentrations of risk, as from time to time, cash balances exceed amounts insured by the Federal Deposit Insurance Corporation, market value of securities are dependent on the ability of the issuer to honor its contractual commitments, and investments in common stock are subject to changes in market values of the stock.

                                 * * * * * *

                                  PacifiCorp K Plus
                                Employee Savings Plan
             Item 27a - Schedule of Assets Held for Investment Purposes
                                  December 31, 1995

IDENTITY OF ISSUE,                         SHARES OR                      CURRENT
BORROWER, OR SIMILAR PARTY                 FACE VALUE        COST         VALUE

MUTUAL FUNDS:
  Dodge & Cox Balanced Fund                   953,481   $ 49,678,113   $ 52,060,057
  Stagecoach Inc. Bond Index Fund             932,860      9,085,440      9,263,299
  Columbia Management Equity Fund           4,620,201     80,011,682     85,889,537
  Putnam New Opportunities Fund               587,625     19,904,962     21,712,741
  T. Rowe Price International Stock Fund      181,735      2,230,059      2,222,619
  Vanguard Admiral Funds Inc.               5,600,623      5,600,623      5,600,623
  Life Path 2000 Fund                          61,367        649,637        651,720
  Life Path 2010 Fund                          90,504      1,005,656      1,022,698
  Life Path 2020 Fund                          77,376        887,922        907,619
  Life Path 2030 Fund                          31,096        365,055        375,330
  Life Path 2040 Fund                          33,793        407,625        420,043
                                                         ___________    ___________

    Total Mutual Funds                                   169,826,774    180,126,286
                                                         ___________    ___________

COMMON STOCK:

  PacifiCorp Common Stock                   3,270,959     61,306,918     69,099,009
                                                         ___________    ___________

GUARANTEED INVESTMENT CONTRACTS:
  Transamerica Oxy, 8.63%, due 2/16/96                       748,324        748,324
  The Travelers, 8.90%, due 7/31/96                        1,716,234      1,716,234
  Sun Life Assurance, 5.64%, due 12/27/98                  2,212,920      2,212,920
  Sun Life Assurance, 5.98%, due 3/18/98                   1,170,060      1,170,060
  First Allmerica Financial Life Ins.,
    7.04%, due 5/12/99                                       838,550        838,550
  First Allmerica Financial Life Ins.,
    7.04%, due 3/12/99                                       838,550        838,550
  Safeco Life Ins., 7.29%, due 4/3/97                        636,859        636,859
  Principal Mutual, 5.75%, due 5/29/98                     1,158,471      1,158,471
  Life of Virginia, 6.56%, due 11/4/97                     2,405,704      2,405,704
  Life of Virginia, 5.73%, due 6/30/98                     1,714,355      1,714,355
  Hartford Life, 7.50%, due 8/27/99                        1,102,095      1,102,095
  Lincoln National, 6.89%, 2/28/97                         1,944,634      1,944,634
  Prudential Life, 7.04%, due 12/31/97                     3,062,046      3,062,046
  Prudential Life, 5.70%, due 5/29/98                      1,152,406      1,152,406
  Protective Life, 6.29%, due 8/27/97                      2,436,300      2,436,300
  Protective Life, 8.70%, due 5/16/96                      1,309,339      1,309,339
                                                         ___________    ___________

  Forward                                                 24,446,847     24,446,847

                                                                         (Continued)

                                  PacifiCorp K Plus
                                Employee Savings Plan
             Item 27a - Schedule of Assets Held for Investment Purposes
                                  December 31, 1995

IDENTITY OF ISSUE,                         SHARES OR                      CURRENT
BORROWER, OR SIMILAR PARTY                 FACE VALUE        COST         VALUE

GUARANTEED INVESTMENT CONTRACTS (Continued):
  Forward                                               $ 24,446,847   $ 24,446,847
  Principal Mutual, 7.04%, due 4/23/99                     1,672,151      1,672,151
  Lincoln National, 6.81%, due 1/30/98                     1,813,007      1,813,007
  Nationwide Insurance, 7.20%, due 5/29/97                   957,083        957,083
  Life of Virginia, 7.49%, due 6/28/99                     2,216,322      2,216,322
  New York Life, 5.73%, due 7/31/98                        1,273,288      1,273,288
  New York Life, 5.73%, due 4/30/98                        1,273,288      1,273,288
  Nationwide Insurance, 6.75%, due 10/22/97                1,224,996      1,224,996
  Nationwide Insurance, 5.85%, due 9/30/97                   796,330        796,330
  New York Life, 7.55%, due 9/23/99                          822,932        822,932
  New York Life, 7.55%, due 9/23/99                          822,932        822,932
  New York Life, 5.80%, due 11/30/98                       2,239,094      2,239,094
  New York Life, 5.20%, due 8/31/98                        1,669,726      1,669,726
  Safeco Life, 6.60%, due 7/1/97                           1,484,494      1,484,494
  Sun Life Assurance, 8.83%, due 3/31/96                   2,032,250      2,032,250
  Sun Life Assurance, 6.78%, due 7/31/97                   1,243,375      1,243,375
  Allstate Life, 8.710%, due 6/17/96                       1,502,369      1,502,369
  Business Mens Co., 6.60%, due 2/25/98                    1,050,251      1,050,251
  Allstate Life, 7.00%, due 10/31/97                       1,229,365      1,229,365
  Business Mens Co., 6.28%, due 2/19/98                    1,048,357      1,048,357
  Business Mens Co., 5.75%, due 6/9/98                     1,533,624      1,533,624
  Business Mens Co., 6.00%, due 6/17/98                    1,027,183      1,027,183
  Business Mens Co., 5.70%, due 1/15/99                    2,000,304      2,000,304
  Confederation Life, 0.00%, due 8/31/99                   1,059,731      1,059,731
  Confederation Life, 0.00%, due 8/31/99                   1,207,802      1,207,802
  Hartford Life, 5.45%, due 10/27/98                       3,351,954      3,351,954
  Safeco Life, 7.26%, due 3/3/97                             636,247        636,247
  Lincoln National, 8.77%, due 3/29/96                       955,674        955,674
                                                         ___________    ___________

    Total Guaranteed Investment Contracts                 62,590,976     62,590,976
                                                         ___________    ___________

PARTICIPANT LOANS:
  Interest rates ranging from 7-11.5%,
    maturities ranging from 1996 to 2019                  20,911,145     20,911,145
                                                         ___________    ___________

TEMPORARY CASH INVESTMENTS:
  Bankers Trust Pyramid Directed
    Account Cash Fund                                     16,524,124     16,524,124
                                                         ___________    ___________

TOTAL INVESTMENTS                                       $331,159,936   $349,251,540
                                                         ===========    ===========

                                                                         (Concluded)

                                                    PacifiCorp K Plus
                                                  Employee Savings Plan
                                 Item 27d - Schedule of Reportable Transactions - Single
                                              Year Ended December 31, 1995


Transactions reportable defined in Section 2520.103-6 of the Department of Labor's Rules and Regulations for Reporting
and Disclosure under the Employee Retirement Income Security Act of 1974, are as follows:

                                                                                                     (H)
                                                                            (F)                    CURRENT
                                                                          EXPENSE                 VALUE OF
      (A)              (B)               (C)         (D)         (E)     INCURRED       (G)       ASSET ON       (I)
  IDENTITY OF      DESCRIPTION        PURCHASE     SELLING      LEASE      WITH       COST OF    TRANSACTION  NET GAIN/
PARTY INVOLVED      OF ASSET            PRICE       PRICE      RENTAL   TRANSACTION    ASSET        DATE       (LOSS)

Bankers Trust  BT Pyramid Directed
                 Account Cash Fund  $         -  $43,892,568    $  -      $  -     $43,892,568  $43,892,568     $  -
Bankers Trust   BT Pyramid Directed
                 Account Cash Fund   43,892,568            -       -         -      43,892,568   43,892,568        -
Bankers Trust   Dodge & Cox
                 Balanced Fund       43,892,568            -       -         -      43,892,568   43,892,568        -
Bankers Trust   Columbia Common
                 Stock Fund Inc.     60,769,876            -       -         -      60,769,876   60,769,876        -
Bankers Trust   Columbia Common
                 Stock Fund Inc.     22,896,031            -       -         -      22,896,031   22,896,031        -

                                                    PacifiCorp K Plus
                                                  Employee Savings Plan
                                 Item 27d - Schedule of Reportable Transactions - Series
                                              Year Ended December 31, 1995


Transactions reportable defined in Section 2520.103-6 of the Department of Labor's Rules and Regulations for Reporting
and Disclosure under the Employee Retirement Income Security Act of 1974, are as follows:

                                                                                                     (H)
                                                                             (F)                   CURRENT
                                                                           EXPENSE                VALUE OF
      (A)              (B)                (C)          (D)        (E)     INCURRED       (G)      ASSET ON       (I)
  IDENTITY OF      DESCRIPTION         PURCHASE      SELLING     LEASE      WITH       COST OF   TRANSACTION  NET GAIN/
PARTY INVOLVED      OF ASSET             PRICE        PRICE     RENTAL   TRANSACTION    ASSET       DATE       (LOSS)

Bankers Trust  BT Pyramid Directed
                 Account Cash Fund  $147,628,594  $          -   $  -      $  -   $147,628,594  $147,628,594 $      -
Bankers Trust  BT Pyramid Directed
                 Account Cash Fund             -   131,039,297      -         -    131,039,297   131,039,297        -
Bankers Trust  Dodge & Cox
                 Balanced Fund        53,046,941             -      -         -     53,046,941    53,046,941        -
Bankers Trust  Dodge & Cox
                 Balanced Fund                 -     3,670,194      -         -      3,534,578     3,670,194  135,616
Bankers Trust  Columbia Common
                 Stock Fund Inc.      89,147,637             -      -         -     89,147,637    89,147,637        -
Bankers Trust  Columbia Common
                 Stock Fund Inc.               -    14,531,430      -         -     13,802,184    14,531,430  729,246
Bankers Trust  Putnam New Oppor-
                 tunities Fund        20,147,054             -      -         -     20,147,054    20,147,054        -
Bankers Trust  Putnam New Oppor-
                 tunities Fund                 -       356,989      -         -        336,516       356,989   20,473

                                   SIGNATURE



The Plan.  Pursuant to the requirements of the Securities Exchange Act of 1934,
________
the K Plus Employee Savings Administrative Committee, which administers the Plan, has duly caused this annual report to be signed on its behalf by the undersigned hereunder duly authorized.


                                   PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN



                                   /s/ROBERT F. LANZ
                                      Robert F. Lanz, Committee Member

                                   June 24, 1996